Exhibit 99.1

Biocept to Explore Strategic Alternatives and Implement Restructuring Plan

SAN DIEGO (January 6, 2023) – Biocept, Inc. (NasdaqCM: BIOC) today announced that it has commenced a process to explore and evaluate strategic alternatives to enhance shareholder value. Biocept has engaged EF Hutton, division of Benchmark Investments, Inc., as its financial advisor to assist in this process.

Potential strategic alternatives that may be explored or evaluated as part of this process include an acquisition, merger, reverse merger, other business combination, sales of assets, licensing or other strategic transactions involving the company. There can be no assurance of a successful outcome from these efforts, or of the form or timing of any such outcome. The company does not intend to make any further disclosures regarding the strategic review process unless and until a specific course of action is approved by the company’s Board of Directors or until the company otherwise determines that further disclosure is appropriate.

In connection with the evaluation of strategic alternatives and in order to extend and maximize its resources, Biocept is implementing a restructuring plan that includes reducing staff by approximately 35%. The company is projecting a year-end 2022 cash balance of approximately $13 million.

“We remain excited by the potential of CNSideTM as a first-in-class cerebrospinal fluid assay for patients with central nervous system metastasis,” said Samuel Riccitelli, Chairman, Interim President and CEO. “However, we must preserve our remaining resources to extend our cash runway to better explore strategic alternatives that can benefit shareholders. We plan to continue to explore a variety of opportunities to advance this assay.”

The preliminary financial results set forth above are (i) unaudited, (ii) based on management’s initial review of the company’s results as of the year ended December 31, 2022, and (iii) subject to revision based upon the company’s year-end closing procedures and the completion and external audit of the company’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results as a result of the completion of year-end closing procedures, final adjustments and other developments arising between now and the time at which the company’s financial results are finalized, and such changes could be material. In addition, these preliminary unaudited results are not a comprehensive statement of the company’s financial results as of or for the year ended December 31, 2022, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the company’s results for any future period.

About Biocept

Biocept, Inc. develops and commercializes molecular diagnostic assays that provide physicians with clinically actionable information for treating and monitoring patients diagnosed with a variety of cancers. For more information, visit www.biocept.com. Follow Biocept on Facebook, LinkedIn, Twitter, and Instagram.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “goal,” or “project,” or the negative of these words or other variations on these words or comparable terminology. To the extent that statements in this press release are not strictly historical, including, without limitation, statements regarding the potential strategic alternatives the company is exploring and any potential enhancement of shareholder value or other benefit to the company’s shareholders; the company’s projected year-end cash position; the potential preservation or extension of the company’s cash runway; the potential of CNSide; opportunities for CNSide; and other statements that are not historical fact, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous risks and uncertainties, including risks related to preliminary financial results as described above, risks related to the company’s business, market risks, our need for additional capital, and the risk that our products and services may not perform as expected. These and other factors are described in greater detail under the “Risk Factors” heading of Biocept’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the Securities and Exchange Commission (SEC) on November 21, 2022. The effects of such risks and uncertainties could cause actual results to differ materially from the forward-looking statements contained in this press release. We do not plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law. Readers are advised to review our filings with the SEC at http://www.sec.gov/.

Investor and Media Contact:

Jody Cain, LHA Investor Relations

Jcain@lhai.com, 310-691-7100

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